SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2013

PSB HOLDINGS INC.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-26480	39-1804877
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

1905 STEWART AVENUE
WAUSAU, WI 54401
(Address of principal executive offices, including Zip Code)

(715) 842-2191
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01.

Other Events.

Amendment of Incentive Compensation Plan

On March 19, 2013, the Board of Directors of PSB Holdings, Inc. (the “Company”) met and approved adoption of the Peoples State Bank Board of Directors’ Focus Rewards Plan, which will provide an annual incentive opportunity for the directors of the Company’s wholly-owned subsidiary, Peoples State Bank (the “Bank”).  The Focus Rewards Plan replaces the Company’s existing cash bonus plan for Bank directors.

Under the Focus Rewards Plan, Bank directors’ incentive compensation is determined under a formula that derives 20% of the incentive compensation amount from achievement of certain customer referral goals, 60% of the incentive compensation amount from the achievement of a net income target for the Bank, and 20% of the incentive compensation amount from the Company’s return on equity when compared against a peer group of publicly reporting bank holding companies.  The potential incentive compensation at various levels of net income and qualified director referrals are set forth in Exhibit 10.1 to this report.  Incentive compensation is paid in shares of the Company’s common stock following the determination of results under the plan for the preceding fiscal year.

Section 9 – Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

Exhibit 10.1

Peoples State Bank Board of Directors’ Focus Rewards Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  March 22, 2013

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

dated March 19, 2013

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 10.1

Peoples State Bank Board of Directors’ Focus Rewards Plan